Exhibit 99.1 - Letter to the stockholders of Lee Enterprises, Incorporated from its Chairman, President and Chief
Executive Officer dated December 31, 2009

201 N. Harrison St Davenport, IA 52801 www.lee.net	Mary Junck Chairman, President and Chief Executive Officer (563) 383-2100

December 31, 2009

Dear Lee Stockholder:

Since my last letter six months ago, a few rays of sunshine have begun peeking through the clouds.

As we enter 2010, advertising sales trends have improved, making us hopeful that the turnaround has begun. Although it’s too soon to predict when year-over-year revenue comparisons will turn positive, we expect our aggressive cost reductions will enable meaningful earnings growth when they do.

While we would never want to repeat 2009, we take encouragement from these accomplishments:

TOP ACCOMPLISHMENTS IN 2009

1.	Exceptional fortitude, perseverance and teamwork have shined throughout the company, reinforcing our ability to emerge strong when the recession ends.
2.

Debt refinancing and reduction – We executed a comprehensive refinancing of $1.3 billion of bank and private placement debt in arguably the worst financing environment since the Great Depression. Our principal payments in 2009 totaled $164 million.

3.

Cost savings – We reduced cash costs by $150 million, or 18.3%, with savings across all enterprises and in virtually all cost categories, which helped us return to profitability in the last quarter of fiscal 2009.

4.

Streamlined operations – We re-engineered traditional ways of doing business, including selective outsourcing and insourcing of printing, production and distribution; creation of regional call centers, and regionalization of human resources.

5.	Increased market share – Through an intense focus on innovative sales programs, we took an estimated $35 million of advertising revenue from competitors.
6.

Improved online infrastructure – We created and deployed a powerful content management system that has provided dynamic new online tools and enabled a significant new capability, the delivery of behaviorally targeted advertising (BT).

7.

Massive BT launch – Our mid-summer kickoff of behavioral targeted advertising generated more than $4 million of new online advertising commitments in the last two months of fiscal 2009 and set the stage for aggressive sales campaigns in 2010.

8.

New page width – Through intense collaboration, our editors redesigned our pages to a reduced width of 11 inches, gaining approval from readers and advertisers. Through that and other actions, we reduced newsprint usage 31%.

9.	Strong audiences – We maintained or grew strong print and online audiences, reaching more than three-fourths of adults in many markets, by emphasizing vital, compelling and unmatched local journalism.
10.	Industry leader in revenue – With an intense sales culture and unending stream of initiatives, we again led the industry in advertising revenue performance by nearly 5 percentage points.

(over)

In my letter last summer, I mentioned that Lee planned to launch a locally focused public relations campaign to combat the continuing, irrational negativity about the future of newspapers. We’ve summarized the campaign on a business card. The cards are customized in every market, but their facts all bear out the same message: In a time of rapidly evolving digital interactivity, our newspapers and online sites remain in front, by far, surpassing all print, broadcast and online competitors as the primary source of local news, information and advertising in our communities. I am enclosing the Lee-wide card and a sampling from several markets. If you’d like to receive a full set covering all of Lee’s 53 daily newspapers, please let me know, or you can view them at www.lee.net/firstbest.

Since September, our employees have distributed nearly a hundred thousand cards – informally to neighbors and friends at backyard barbecues and in driveway conversations, as well as more formally in presentations and mailings to advertisers and community leaders. The response has been overwhelmingly positive. Many of our neighbors, advertisers and other friends have expressed surprise in learning the full size of our audience and, especially, our strength with young adults. In some locations, our messages have helped reverse ill-informed public statements by opinion makers.

Among examples, one of our publishers helped a nationally prominent U.S. senator understand that his proclamations about the impending death of newspapers were misinformed and that we do not, in fact, need public assistance. Another publisher armed a college dean with facts so his future lectures would no longer lament that young people don’t read newspapers. Another publisher helped set straight a nationally syndicated cartoonist, who responded that he was grateful to learn that newspapers are not falling off a cliff.

Certainly, our business is challenging and changing, but Lee is helping lead the change, through daily innovation throughout our company, cutting-edge technology and key alliances in the industry. As technology and media use continue to evolve, we fully intend to remain “First. Best. Today. Tomorrow.”

On behalf of Lee’s board of directors and our employees, I want to thank you very much for keeping faith in our company during this challenging time.

With very best wishes for the new year,

Mary Junck

Chairman, President and Chief Executive Officer

Enc.: “First. Best. Today. Tomorrow.” cards

FORWARD-LOOKING STATEMENTS – The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This letter contains information that may be deemed forward-looking, that is based largely on Lee Enterprises, Incorporated's current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond its control, are the Company's ability to generate cash flows and maintain liquidity sufficient to service its debt, and comply with or obtain amendments or waivers of the financial covenants contained in its credit facilities, if necessary. Other risks and uncertainties include the impact and duration of continuing adverse economic conditions, changes in advertising demand, potential changes in newsprint and other commodity prices, energy costs, interest rates and the availability of credit due to instability in the credit markets, labor costs, legislative and regulatory rulings, difficulties in achieving planned expense reductions, maintaining employee and customer relationships, increased capital costs, competition and other risks detailed from time to time in the Company's publicly filed documents, including the Company Annual Report on Form 10-K for the year ended September 27, 2009. Any statements that are not statements of historical fact (including statements containing the words "may," "will," "would," "could," "believes," "expects," "anticipates," "intends," "plans," "projects," "considers" and similar expressions) generally should be considered forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this report. The Company does not undertake to publicly update or revise its forward-looking statements.

2010

Local news, information, advertising

First. Best.

Today. Tomorrow.

LEE ENTERPRISES
lee.net

2010

Local news, information, advertising

First. Best.

Today. Tomorrow.

In a time of rapidly evolving digital interactivity, Billings Gazette Communications remains in front, by far, surpassing all print, online and broadcast competitors as the primary source for local news, information and advertising throughout the region.

Billings Gazette
Communications
The Source

2010

Local news, information, advertising

First. Best.

Today. Tomorrow.

In a time of rapidly evolving digital interactivity, the Quad-City Times and qctimes.com remain in front, by far, surpassing all print, broadcast and online competitors as the primary source for local news, information and advertising in our communities.

Quad-City Times
qctimes.com

2010

Local news, information, advertising

First. Best.

Today. Tomorrow.

In a time of rapidly evolving digital interactivity, the Lincoln Journal Star and JournalStar.com remain in front, by far, surpassing all print, online and broadcast competitors as the primary source for local news, information and advertising throughout the region.

Lincoln Journal Star
JournalStar.com

First. Best. Facts.

- **Our audiences are huge and growing**: Our newspapers and online sites reach up to three-fourths of adults in our markets.
- **Strong across all age groups**: We reach 60% or more of 18- to 29-year-olds. Our newspapers alone reach more than 50%.
- **First and best in local news**: We have more journalists than all of our competitors combined. Without us, most local news would never come to light. We provide information vital to our communities and critical to our democracy.
- **First and best for advertisers**: No competitor can match the results we deliver through our newspapers, niche publications and online.
- **Healthy**: We continue to generate substantial cash flow in a difficult economy.

Statistics: Wilkerson & Associates

First. Best. Facts.

- **The Billings Gazette and billingsgazette.com reach 86% of adults** in the market, vastly more than print, broadcast and online competitors.
- **Huge with young adults**: We reach 81% of 18- to 29-year-olds.
- **State's top newspaper**: Winner of 2008 Montana Newspaper Association Sweepstakes Award and 41 other honors for news, photos and advertising.
- **Best online local news source**: 77% in surveys choose billingsgazette.com. Nearest competitor: 9%.
- **#1 and #2 media**: Hands down, The Billings Gazette delivers a larger audience to advertisers than all other local media. In second place: billingsgazette.com.
- **First and best for advertisers**: No competitor can match the results we deliver through The Billings Gazette, our many niche publications and online.
- **Healthy**: Our business remains financially strong even in a difficult economy. Now and in the future, Billings Gazette Communications is the region's number one source for news and information.

Statistics: Wilkerson & Associates

First. Best. Facts.

- **The Quad-City Times and qctimes.com reach 77% of adults** in the market, vastly more than print, broadcast and online competitors.
- **Huge with young adults, too**: We reach 73% of 18- to 29-year-olds.
- **Award-winning news coverage**:
  - 2009 Suburban Newspapers of America, 1st Place, Best Overall Local News Site.
  - 2008 American Association of Sunday and Features Editors — One of the top 10 features sections in the country.
- **Best online local news source**: 44% choose qctimes.com. Nearest competitor: 20%.
- **First and best for advertisers**: No competitor can match the results we deliver through the Quad-City Times, our many niche publications and online.
- **Healthy**: Our business remains financially strong even in a difficult economy.

Statistics: Wilkerson & Associates, Iowa Quad-Cities

First. Best. Facts.

- **The Lincoln Journal Star and JournalStar.com reach 86% of adults** in the market, vastly more than print, broadcast and online competitors.
- **Huge with young adults**: We reach 75% of 18- to 29-year-olds.
- **Best online local news source**: 58% choose JournalStar.com. Nearest competitor: 14.4%.
- **Award winning**: First-place awards from the Nebraska Associated Press, including Feature, Spot News, Sports Story, Sports Photography, and Best Web Site.
- **First and best for advertisers**: No competitor can match the results we deliver through the Lincoln Journal Star, JournalStar.com and our many niche publications.
- **Healthy**: Our business remains financially strong even in a difficult economy.

Statistics: Wilkerson & Associates